Exhibit 99.1

ASTROTECH REPORTS FISCAL YEAR 2020 FINANCIAL RESULTS

-    AgLAB Introduces the AgLAB-1000-D2™    -

Austin, Texas – September 8, 2020 – Astrotech Corporation (Nasdaq: ASTC) reported its financial results for the fiscal year ended June 30, 2020.

Fiscal year 2020 has been a pivotal year for Astrotech Corporation. We had the first sales of our TRACER 1000™ explosives trace detector (ETD), we completed a number of successful field trials including a live screening with the U.S. Transportation Security Administration (TSA) at Miami International Airport, and we signed a key contract with a global shipping and logistics company. In addition, as much of the research and development is now complete for our core mass spectrometry technology, we looked to diversify our business. In response to a growing number of inquiries from the hemp and cannabis market, we launched AgLAB, Inc. In addition, in response to the COVID-19 pandemic, we launched BreathTech Corporation to continue the foundational research on breath analysis that was conducted in conjunction with UT Health San Antonio, as we look to develop a screening instrument for lung diseases, including COVID-19 and pneumonia. Finally, we consolidated ownership of all mass spec-based intellectual property with Astrotech Technologies, Inc. (ATI) as we look to license the technology to other attractive markets.

“With the sales of our TRACER 1000 product proving the validity of our next generation mass spectrometry technology, we are eager to expand the markets we serve. AgLAB, Inc. has licensed the technology for the agriculture market and is developing the AgLAB-1000™ series of mass spectrometers for the fast-growing hemp and cannabis industry.  In addition, BreathTech Corporation has licensed the technology for the breath analysis market and is developing the BreathTest-1000™ to screen for volatile organic compound (VOC) metabolites in the breath caused by diseased lungs. We hope that 1st Detect will see a growing demand for the TRACER 1000 and that AgLAB and BreathTech will successfully complete the development of the AgLAB-1000 and the BreathTest-1000. We believe that we are positioned well for future growth with highly differentiated products for attractive and growing markets,” stated Thomas B. Pickens, Chairman and Chief Executive Officer of Astrotech Corporation. “This coming fiscal year will be defining for us as we look to expand sales of the TRACER 1000, launch the AgLAB-1000 in the hemp and cannabis market, and offer a game changing breath analysis tool to help in the battle against COVID-19.”

Today, AgLAB is also announcing the official introduction of the AgLAB-1000-D2™. The D2 is a testing device that has been designed to increase consistency, potency, and productivity in the hemp and cannabis oil extraction and distillation process while maximizing the product quality and yield. “We believe it will be the only solution currently on the market that can provide critical information on the extraction and distillation process in near real-time, making it an essential tool for the high-end operator,” said Mr. Pickens.

Financial Highlights

Management continues efforts to optimize our resources while reducing cost and adding financial flexibility.

•	Revenue generated in fiscal year 2020 was $488 thousand, an increase of 284% from the prior fiscal year.
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Total operating expenses decreased by 3.6% for the fiscal year ended June 30, 2020, compared to the fiscal year ended June 30, 2019, due to an ongoing emphasis on optimizing our resources despite the added expenses associated with several capital raises and with launching two new subsidiaries.

•	Monthly cash burn for fiscal year 2020 was reduced to approximately $575 thousand, an 18.2% reduction from our run rate in fiscal year 2019.
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During fiscal year 2020, we raised $8.7 million, including a $2.5 million investment from the Chairman and CEO, two registered direct offerings of approximately $4.4 million, $1.3 million through the ATM (at-the-market offering) through B. Riley, and $0.5 million through the Paycheck Protection Program administered by the Small Business Administration (SBA).

About Astrotech

Astrotech (NASDAQ: ASTC) is a science and technology development and commercialization company that launches, manages, and builds scalable companies based on innovative technology in order to maximize shareholder value.  1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market.  BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

About AgLAB-1000™ and BreathTest-1000™

This press release contains information about our new products under development, AgLAB-1000 and BreathTest-1000. Product development involves a high degree of risk and uncertainty, and there can be no assurance that our new products will be successfully developed, achieve their intended benefits, receive full market authorization, or be commercially successful. In addition, FDA approval will be required to market BreathTest-1000 in the United States. Obtaining FDA approval is a complex and lengthy process, and there can be no assurance that FDA approval for BreathTest-1000 will be granted on a timely basis or at all.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to update these forward-looking statements.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

Tables follow

ASTROTECH CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	June 30,
	2020	2019
Revenue	$488	$127
Cost of revenue	449	90
Gross profit	39	37
Operating expenses:
Selling, general and administrative	4,716	4,876
Research and development	3,437	3,578
Total operating expenses	8,153	8,454
Loss from operations	(8,114)	(8,417)
Interest and other (expense) income, net	(197)	25
Loss from operations before income taxes	(8,311)	(8,392)
Income tax benefit	—	858
Net loss	$(8,311)	$(7,534)
Weighted average common shares outstanding:
Basic and diluted	6,346	4,940
Basic and diluted net loss per common share:	$(1.31)	$(1.53)
Other comprehensive loss, net of tax:
Net loss	$(8,311)	$(7,534)
Available-for-sale securities
Reclassification adjustment for realized losses included in net loss, net of zero tax expense	—	31
Total comprehensive loss	$(8,311)	$(7,503)

ASTROTECH CORPORATION

Consolidated Balance Sheets

(In thousands, except share data)

	June 30,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$3,349	$1,588
Accounts receivable	101	3
Inventory:
Raw materials, net	416	150
Work-in-process	38	181
Finished goods	222	—
Income tax receivable	429	429
Prepaid expenses and other current assets	117	371
Total current assets	4,672	2,722
Property and equipment, net	99	469
Assets held for disposal, net	237	—
Operating leases, right-of-use asset, net	851	—
Long-term income tax receivable	—	429
Other assets, net	71	72
Total assets	$5,930	$3,692
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$239	$160
Payroll related accruals	433	319
Accrued expenses and other liabilities	627	357
Income tax payable	2	2
Term note payable - related party	2,500	—
Term note payable	210	—
Lease liabilities, current	339	—
Total current liabilities	4,350	838
Term note payable, net of current portion	332	—
Lease liabilities, non-current	623	—
Other liabilities	—	146
Total liabilities	5,305	984
Commitments and contingencies
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 0 and 280,898 shares of Series C and 280,898 shares of Series D issued and outstanding at June 30, 2020 and 2019, respectively	—	—
Common stock, $0.001 par value, 50,000,000 and 15,000,000 shares authorized at June 30, 2020 and 2019, respectively; 8,250,286 and 6,184,698 shares issued at June 30, 2020 and 2019, respectively; 7,850,362 and 5,775,171 shares outstanding at June 30, 2020 and 2019, respectively	190,599	190,571
Treasury stock, 399,916 shares at cost at June 30, 2020 and 2019	(4,129)	(4,129)
Additional paid-in capital	13,934	7,964
Accumulated deficit	(199,779)	(191,698)
Total stockholders’ equity	625	2,708
Total liabilities and stockholders’ equity	$5,930	$3,692